UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2022

QUOTIENT LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-36415	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Business Park Terre Bonne, Route de Crassier 13, 1262 Eysins, Switzerland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 011-41-22-716-9800

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nil par value	QTNT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2022, Quotient Limited (the “Company” or “we”, “us” and “our”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Cowen and Company, LLC, as representatives of the several underwriters (the “Underwriters”) in connection with the public offering, issuance and sale by us of 32,458,336 of our ordinary shares, no par value per share, at a public offering price of $0.30 per share and, in lieu of ordinary shares to certain investors, pre-funded warrants to purchase 34,208,331 ordinary shares at a a public offering price of $0.299 per warrant. The offering price of each pre-funded warrant is equal to the public offering price per share of the ordinary shares being sold in the offering, minus the $0.001 exercise price of each pre-funded warrant. The offering is being made pursuant to an effective registration statement on Form S-3, as amended by Amendment No. 1 (File No. 333-248235), and a related prospectus supplement (the “Prospectus Supplement”) filed with the Securities and Exchange Commission. Under the terms of the Underwriting Agreement, we granted the Underwriters an option, exercisable for 30 days from the date of the Prospectus Supplement, to purchase up to 10,000,000 additional ordinary shares from us at the public offering price, less underwriting discounts and commissions.

The pre-funded warrants will be exercisable at any time after the date of issuance. A holder of pre-funded warrants may not exercise the warrant if the holder, together with its affiliates, would beneficially own more than 9.99% of the number of ordinary shares outstanding immediately after giving effect to such exercise. A holder of pre-funded warrants may increase or decrease this percentage to a percentage not in excess of 19.99% by providing at least 61 days’ prior notice to the Company.

The gross proceeds from the offering are expected to be approximately $20.0 million, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The offering is expected to close on June 28, 2022, subject to customary closing conditions. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, and termination provisions.

The above description of the Underwriting Agreement and pre-funded warrants is qualified in its entirety by reference to those documents, copies of which are filed as exhibits hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of June 24, 2022, between the Company and Jefferies LLC and Cowen and Company, LLC, as representatives of the several underwriters.

4.1	Form of Pre-Funded Warrant.

5.1	Opinion of Carey Olsen regarding the legality of the ordinary shares and pre-funded warrants.

8.1	Opinion of Clifford Chance regarding certain tax matters.

23.1	Consent of Carey Olsen (included in Exhibit 5.1 above).

23.2	Consent of Clifford Chance (included in Exhibit 8.1 above).

104	The cover page for this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 28, 2022

QUOTIENT LIMITED

By:	/s/ Manuel O. Méndez
Name:	Manuel O. Méndez
Title:	Chief Executive Officer